UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 13, 2008
HCC INSURANCE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13790 (Commission File Number)	76-0336636 (IRS Employer Identification No.)

13403 Northwest Freeway
Houston, Texas (Address of principal executive offices)	77040-6094 (Zip Code)
Registrant’s telephone number, including area code: (713) 690-7300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Compensatory Arrangements of Certain Officers.
     On March 13, 2008, HCC Insurance Holdings, Inc. (the “Company”) commenced a compensation arrangement in which each of Frank J. Bramanti and John N. Molbeck, Jr., the Company’s Chief Executive Officer and President and Chief Operating Officer, respectively, were participants. Under this compensation arrangement, both Messrs. Bramanti and Molbeck shall use an agreed upon amount of the incentive compensation paid to them on March 14, 2008 under the Company’s 2007 Incentive Compensation Plan to purchase the Company’s common stock on the open market. They each have also agreed not to sell, transfer or dispose of the stock so purchased and retain ownership of this stock until December 11, 2010.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC INSURANCE HOLDINGS, INC.
Date: March 17, 2008	By:	/s/ Frank J. Bramanti
Frank J. Bramanti,
Chief Executive Officer